Ex-99.2 a)

EVERHome
MORTGAGE COMPANY


As of and for the year ended December 31, 2003. EverHome Mortgage Company (formerly Alliance Mortgage Company) has complied in all material respects with the minimum standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for this same period, EverHome Mortgage Company had in effect a fidelity bond and an errors and omissions policy in the amount of $17 million, respectively.



/s/ Gary Meeks                         2/25/04
--------------------------------       -------
Gary A. Meeks                          Date
President & COO

/s/ W. Blake Wilson                    2/25/04
--------------------------------       -------
W. Blake Wilson                       Date
Executive Vice President & CFO

Ex-99.2 b)




KPMG LLP
SouthTrust Tower
Suite 1800
420 20th Street North
Birmingham, AL 35203

                         Independent Accountants' Report


The Board of Directors
Impac Funding Corporation:

We have examined management's assertion, included in the accompanying Management Assertions on Master Servicing, that, except for the noncompliance items described in items 4 and 8, Impac Funding Corporation complied with the requirements for Master Servicer as detailed in the Pooling and Servicing Agreements during the year ended December 31, 2003. Management is responsible for Impac Funding Corporation's compliance with those requirements. Our responsibility is to express an opinion on Impac Funding Corporation's compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about Impac Funding Corporation's compliance with those requirements and performing such other procedures, as we considered necessary in the circumstances. Our examination of the Sub-servicers' compliance with the Master Servicer's requirements in the Pooling and Servicing Agreements was limited to a review of the applicable sub agreements to confirm compliance with Master Servicer's requirements under the applicable Pooling and Servicing Agreements. Our examination did not extend to the controls at the sub servicers. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on Impac Funding Corporation's compliance with specified requirements.

Our examination disclosed the following material noncompliance with the requirements of the Master Servicer as detailed in the Pooling and Servicing Agreements applicable to Impac Funding Corporation during the year ended December 31, 2003.

o Cendant Mortgage Corporation, Countrywide Home Loans and Option One Mortgage Corporation sub-servicers of the Master Servicer, are allowed 48 hours to deposit payments into the protected accounts rather than 24 hours as required in the Pooling and Servicing Agreements.

o The Uniform Single Attestation Program for Mortgage Bankers (USAP) letters and sub-servicer officer's certification for two of the sub-servicers, Homecoming and Finance America, were not available.

o Flagstar Bank, a sub-servicer of the Master Servicer, does not provide a USAP letter to the Master Servicer.

o The Master Servicer does not cause Option One Mortgage Corporation, which is one of the Master Servicer's sub-servicers, to deny mortgage payment forbearance for more than six months or during the last twelve months of the mortgage note term as required in the Pooling and Servicing Agreements.

o The Master Servicer was unable to provide executed copies of the Pooling and Servicing agreements for the CMB 2001-2, SAC 2001-5 and Lehman Brothers Bank 9/1/1999 securitizations. instead the Master Servicer provided unsigned copies of the agreements which they represent are the same as the executed copies. The Master Servicer indicated that the executed copies were destroyed by the September 11, 2001 world trade center incident.

o The Master Servicer does not cause the sub-servicer to provide an officer's certificate, regarding the liquidation of a mortgage Joan, to the trustee within five business days after it is determined that all amounts expected to be recovered are recovered.

o The Master Servicer did not make available sub-servicing agreement between Master Servicer and Finance America, Master Servicer's sub-servicer, as required by the Pooling and Servicing Agreements.

o The Master Servicer's custodial account bank reconciliations contained reconciling items greater than 90 days.

In our opinion, except for the material noncompliance items described in the third paragraph, Impac Funding Corporation complied, in all material respects, with the aforementioned requirements for the year ended December 31, 2003. These items of material noncompliance were considered in determining the nature, timing, and extent of the audit of the 2003 consolidated financial statements, and this report docs not effect our report dated January 29, 2004, except for Note T of the consolidated financial statements, which is as of February 15, 2004 As discussed in Note A to the consolidated financial statements, the Company changed its method of accounting for derivative instruments and hedging activities in 2001.

This report is intended solely for the information and use of Deutsche Bank Trust Company, Americas and Wells Fargo Bank Minnesota, N.A. and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP

March 25, 2004

Ex-99.2 b)

                    MANAGEMENT ASSERTION ON MASTER SERVICING

As of and for the year ended December 31, 2003, Impac Funding Corporation has complied in all material respects with the requirements for Master Servicer as detailed in the Pooling and Servicing Agreements (PSA's) relating to the securitizations as listed in the attachment to this letter, except for the areas as detailed in this assertion.

The following is a listing of the specific requirements that the Master Servicer compiled with during the year ended December 31, 2003:

I. THE MASTER SERVICER DOES NOT ASSERT THAT THE SUB-SERVICERS ARE IN COMPLIANCE WITH PSA'S, EXCEPT THAT THE SUB-SERVICERS' AGREEMENTS COMPLY WITH THE REQUIREMENTS OF THE MASTER SERVICER UNDER THE PSA'S, EXCEPT AS NOTED IN THE FOLLOWING ASSERTIONS.

II. THE MASTER SERVICER HAS COMPLIED WITH THE REQUIREMENTS AS STATED WITHIN THE "COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS; SERVICER ACCOUNTS" SECTION OF THE POOLING AND SERVICING AGREEMENT.

III. THE MASTER SERVICER HAS COMPLIED WITH THE REQUIREMENTS AS STATED WITHIN THE "ANNUAL STATEMENT OF COMPLIANCE" SECTION OF THE POOLING AND SERVICING AGREEMENT.

IV. THE MASTER SERVICER HAS COMPLIED WITH THE REQUIREMENTS AS STATED WITHIN THE "COLLECTION OF MORTGAGE PAYMENTS" SECTION OF THE POOLING AND SERVICING AGREEMENT, EXCEPT THAT:

o Cendant Mortgage Corporation, Countrywide Home Loans and Option One Mortgage Corporation, sub-servicers of the Master Servicer, are allowed 48 hours so deposit payments into the protected accounts rather than 24 hours as required in the PSA's.

o The Master Servicer does not cause Option One Mortgage Corporation, which is one of the Master Servicer's sub-servicers, to deny mortgage payment forbearance for more than six months or during the last twelve months of the mortgage note term as required in the Fooling and Servicing Agreements.

o The Uniform Single Attestation Program for Mortgage Bankers (USAP) letters and sub-servicer officer's certification for two of the sub-servicers, Homecoming and Finance Americas were not available.

o The Master Servicer was unable to provide executed copies of the Pooling and Servicing agreements for the C/VIE 2001-2, Lehman Brothers Bank 9/1/1999 and SAC 2001-5 securitizations. Instead the Master Servicer provided unsigned copies of the agreements which they represent are the same as the executed copies. The Master Servicer indicated that the executed copies were destroyed by the September 11, 2001 world trade center incident.

o Flagstar Bank, a sub-servicer of the Master Servicer, does not provide a USAP letter to the Master Servicer.

o The Master Servicer does not cause the sub-servicer to provide an officer's certificate, regarding the liquidation of a mortgage loan, to the trustee within five business days after it is determined that all amounts expected to be recovered are recovered.

o The Master Servicer did not make available sub-servicing agreement between Master Servicer and Finance America, Master Servicer's sub-servicer, as required by the Pooling and Servicing Agreements.

o The Master Servicer's custodial account bank reconciliations contained reconciling items greater than 90 days.

1. The Master Servicer has complied with the requirements as stated within the "Maintenance of Primary Insurance Policies; Collections Thereunder" section of the Pooling and Servicing Agreement.

2. The Master Servicer has complied with the requirements as stated within the "Maintenance of Hazard Insurance and Fidelity Coverage" section of the Pooling and Servicing Agreement.

3. The Master Servicer has complied with the requirements as stated within the "Protected Accounts" section of the Pooling and Servicing Agreement.

4. The Master Servicer has complied with the requirements as stated within the "Withdrawals from Collection Accounts" section of the Pooling and Servicing Agreement, except that:

o The Master Servicer does not cause Option One Mortgage Corporation, which is one of the Master Servicer's sub-servicers, to deny mortgage payment forbearance for more than six months or during the last twelve months of the mortgage note as required in the Pooling and Servicing Agreements.

IMPAC FUNDING CORPORATION

March 25, 2004

/s/ Richard Johnson
----------------------------------
Richard Johnson
Chief Financial Officer


/s/ Mario R. Fegan
----------------------------------
Mario R. Fegan
Vice President Master Servicing